UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 1/17/2013
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INTL FCStone Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
708 Third Avenue, Suite 1500, New York, NY 10017
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
On January 18, 2013, INTL FCStone Inc. (the "Company") announced that an agreed order was entered in the U.S. District Court for the Northern District of Illinois on January 17, 2013, staying execution and enforcement of the January 4, 2013 judgment against its subsidiary, FCStone, LLC ("FCStone"), in the matter of Frederick J. Grede (as Liquidation Trustee of the

Sentinel Liquidation Trust) vs. FCStone, LLC, pending an appeal of the judgment. By agreement it was also ordered that FCStone should post an appeal cash deposit of $7.96 million with the Court.
The Company is of the view that, if the appeal is unsuccessful, the resulting net pre-tax loss to FCStone would be between $4 million and $6 million.
A copy of the related press release issued on January 18, 2013 is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1 Press release dated January 18, 2013.

Signature
Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

INTL FCStone Inc.
(Registrant)
January 18, 2013	/s/ Brian T. Sephton
(Date)	Brian T. Sephton
Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release dated January 18, 2013.